SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2006

BERTUCCI’S CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number    333-62775

Delaware	06-1311266
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification Number)

155 Otis Street, Northborough, Massachusetts	01532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 351-2500

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 1.01                Entry into a Material Definitive Agreement

Item 2.01                Completion of Acquisition or Disposition of Assets

On September 25, 2006, Bertucci’s Corporation (the “Company”) and Vinny T’s Acquisition Corporation, a newly formed wholly-owned subsidiary of the Company (“Acquisition Sub”), executed a Stock Purchase Agreement (the “Stock Purchase Agreement”) with BUCA, Inc. (Nasdaq: BUCA) (“BUCA”) and one of its wholly owned subsidiaries, BUCA Restaurants 3, Inc. (“BUCA 3”), pursuant to which the Acquisition Sub acquired all of the outstanding capital stock of BUCA 3 (the “Acquisition”).  As a result of the Acquisition,  BUCA 3 is now a wholly-owned subsidiary of the Acquisition Sub and continues to own and operate 11 Vinny T’s of Boston restaurants in four states.  In connection with the Acquisition, the Acquisition Sub paid BUCA an aggregate purchase price of $6.8 million, of which $3.0 million was paid in cash and $3.8 million was paid through the issuance of a promissory note (the “Promissory Note”).  The Promissory Note bears interest at 9% per annum and matures on July 15, 2008 or earlier upon the occurrence of certain other events, including a Change in Control (as defined in the Promissory Note) of the Company, the consummation of an initial public offering of the Company or the redemption, repurchase, refinancing or payment of the Company’s outstanding 10 ¾% Senior Notes due July 15, 2008.  In addition, the Company executed and delivered a Guaranty to BUCA which guarantees the payment of the amounts due and the performance of the obligations of the Acquisition Sub under the Promissory Note and the Stock Purchase Agreement. The purchase price and Promissory Note are subject to a post-closing working capital adjustment as set forth in the Stock Purchase Agreement.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01                Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

The financial statements referenced in Item 9.01(a) of Form 8-K are not included within this Current Report, but the Company plans to file such financial statements, if required, within 71 calendar days after the filing of this Current Report with the Securities and Exchange Commission.

(b)           Pro Forma Financial Information.

The pro forma financial information referenced in Item 9.01(b) of Form 8-K are not included within this Current Report, but the Company plans to file such financial statements, if required, within 71 calendar days after the filing of this Current Report with the Securities and Exchange Commission.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit 10.35
Stock Purchase Agreement among BUCA, Inc., BUCA Restaurants 3, Inc., the Company, and Vinny T’s Acquisition Corporation dated as of September 25, 2006.

Exhibit 10.36
Promissory Note dated September 25, 2006 in the original principal amount of $3,800,000.00 issued by Vinny T’s Acquisition Corporation to BUCA, Inc.

Exhibit 10.37
Guaranty made as of September 25, 2006 by the Company, in favor and for the benefit of BUCA, Inc.

Exhibit 99-2
Press release of the Company announcing the Acquisition dated September 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERTUCCI’S CORPORATION

(Registrant)

Date: September 29, 2006	By:	/s/ David G. Lloyd
David G. Lloyd
President, Chief Financial Officer and Director